                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                   Omni U.S.A. Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               OMNI U.S.A., INC.
                                7502 MESA ROAD
                             HOUSTON, TEXAS 77028
                                (713) 635-6331

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 22, 1999

To Our Shareholders:

         The Board of Directors cordially invites you to attend the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Omni U.S.A., Inc. (the "Company"), to be held on Monday, November 22, 1999, at the offices of Omni USA, Inc., 7502 Mesa Road, Houston Texas 77028, at 10:00 a.m., Central Standard Time, or at such time and place to which the Annual Meeting may be adjourned or recessed, for the following purposes:

         1. To elect five directors to the Board of Directors of the Company to hold office until the 1999 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

         2. To ratify the appointment of Harper & Pearson Company as the Company's independent auditors for the 2000 fiscal year; and

         3. To act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on October 1, 1999, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Therefore, the Board of Directors sincerely hopes you can attend the meeting in person. It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. Please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you are present at the meeting, and you wish to do so, you may revoke the proxy and vote your shares in person.

                               By Order of the Board of Directors,

                               /s/ Jeffrey K. Daniel
                               ----------------------------
                               Jeffrey K. Daniel, President

Houston, Texas
Dated: October 11, 1999

                               OMNI U.S.A., INC.
                                 7502 MESA ROAD
                              HOUSTON, TEXAS 77028
                                 (713) 635-6331

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 22, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Omni U.S.A., Inc., a Nevada corporation (the "Company" or "Omni"), of the enclosed proxy (the "Proxy") to be voted at the Company's 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Monday, November 22, 1999, at the offices of Omni USA, Inc., 7502 Mesa Road, Houston Texas 77028, at 10:00 a.m., Central Standard Time, or at such time and place to which the Annual Meeting may be adjourned or recessed, for the purposes set forth in the accompanying Notice. This Proxy Statement and the enclosed Proxy were first sent or given to the Company's shareholders on or about October 11, 1999.

         Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Proxy, if properly executed on its face and returned, will be voted (or withheld or abstained from voting) according to the choices specified thereon. The Proxy will be voted in favor of (i) the election of each nominee named therein, unless a choice is indicated to withhold authority to vote for such nominee, and (ii) each proposal described therein unless a choice is indicated to vote against or to abstain from voting on any specific proposal. In addition, the proxy confers discretion in the persons named in the proxy authorizing those persons to vote, in their discretion, on any matters properly presented at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. The election of directors and the approval of any other matters will require the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Annual Meeting. In the case of shares that are present at the Annual Meeting for quorum purposes, an abstention or not voting such shares for a particular nominee for director (including by withholding authority on the proxy) or an abstention on any other proposal will have the same effect as a vote against such director or proposal; and a broker non-vote will have no effect on the outcome of any proposals. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

                               GENERAL INFORMATION

         Every stockholder of the Company is entitled to cast, in person or by proxy, one vote for each share of the Company's Common Stock held by such stockholder at the close of business on October 1, 1999, the record date for the Annual Meeting. At that date, the Company had outstanding 3,623,092 shares of such Common Stock.

         The proxy hereby solicited is revocable at any time prior to its exercise. The proxy may be revoked in any manner permitted by law, including, without limitation, delivery of written notice of revocation to the Secretary of the Company, submission to the Secretary of a proxy dated later than a previously submitted proxy, or attendance at the meeting and voting by ballot.

         The cost of preparing, assembling and mailing the proxy statement and related material will be borne by the Company. In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of the Company at nominal cost to the Company. The Company will reimburse third parties for the cost of forwarding proxy material to beneficial owners of Omni stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

CURRENT DIRECTORS AND NOMINEES

   The Company's Articles provide for up to seven directors who serve until the next annual meeting of the shareholders and until their successors are elected and shall qualify. The Board of Directors has nominated and urges you to vote for the election of the four nominees identified below who have been nominated to serve as directors until the next annual meeting of shareholders of until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. For personal information on each nominee director, SEE "MANAGEMENT," below.

   If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designed by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

   The following are Omni's Nominees for Board of Directors:

Name                       Age           Position                         Director Since
----                       ---           --------                         --------------

Jeffrey K. Daniel          38            Director, President and
                                         Chief Executive Officer           January 1988

Craig L. Daniel            39            Director and
                                         Vice President-Manufacturing     December 1993

James L. Davis             51            Director                         November 1996

John F. Lillicrop          64            Director                         November 1996

W. Wayne Patterson         56            Director                          January 1997

   The Board of Directors recommends that shareholders vote "For" the election of each of the above named nominees, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

BOARD OF DIRECTORS

   The business and affairs of the Company are managed under the direction of the Board of Directors (the "Board"). The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, rather than day-to-day operating details. Outside members of the Board are kept informed of the Company's business by various reports and information provided to them throughout the year and information presented at meetings of the Board by the Company's officers and employees.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board has established two standing committees: an Audit Committee and a Compensation Committee. Actions taken by a committee of the Board are reported to the Board of Directors at its next meeting. The Company does not have a Nominating Committee. The following is a brief description of the committees of the Board of Directors and their respective principal responsibilities.

   The AUDIT COMMITTEE consists of two outside directors. This committee recommends the appointment of a firm of independent certified public accountants to audit the accounting records of the Company each year. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the accounting records, results of those audits, their fees, and any other problems identified by the independent public accountants regarding internal accounting controls. The current members of the Audit Committee are Messrs. Davis and Lillicrop. The Audit Committee met two times in fiscal year 1999.

   The COMPENSATION COMMITTEE consists of two outside directors. This committee makes recommendations to the Board of Directors as to the salaries and annual bonuses of the elected officers, and reviews the salaries of other senior executives. This committee makes recommendations to the Board of Directors regarding grants of stock options to elected and other senior executive officers and other eligible employees. The current members of the Compensation Committee are Messrs. Davis and Lillicrop. The Compensation Committee met two times in fiscal year 1999.

BOARD MATTERS

   During the fiscal year ended June 30, 1999, the Board of Directors held 6 meetings. The Board has regularly scheduled meetings during the year and meets at other times during the year as necessary to review significant developments affecting the Company and to act on matters requiring Board approval. With the exception of one meeting, all Board members attended all meetings of the Board of Directors and of the committees on which such director served during the fiscal year, either in person or by telephone.

DIRECTORS COMPENSATION

   Messrs. Davis, Lillicrop and Patterson are nominees as outside directors for the Company. Each director of the Company who is not an employee of the Company or any subsidiary is compensated through the issuance of 20,000 options to purchase Common Stock for the initial year of service and 10,000 options to purchase Common Stock for every year of service thereafter. The outside directors are reimbursed for their expenses up to a maximum of $1,000 for attendance at each board meeting. Jeffrey K. Daniel and Craig L. Daniel are not compensated for their service as directors. During fiscal year 1999, the Company issued to each Messrs. Davis, Lillicrop and Patterson options to purchase 10,000 shares of Company Common Stock at $1.625.

   None of the Directors have been a participant in any proxy contest involving any publicly traded Company within the past ten years. Each of them has agreed to serve as a director of the Company if elected. There are no other nominees for director.

                                   MANAGEMENT

EXECUTIVE OFFICERS

   It is anticipated after the election of directors at the Annual Meeting that the following persons will be named Executive Officers of the Company:

Name                                    Age                  Position
----                                    ---                  --------

Jeffrey K. Daniel                       38                   President and Chief Executive Officer

Michael A. Zahorik                      36                   Executive Vice President, Chief Operating Officer,
                                                             General Counsel and Secretary

David M. Sallean                        33                   Chief Financial Officer

Craig L. Daniel                         39                   Vice President-Manufacturing

--------------------

JEFFREY K. DANIEL has been an employee of Omni since 1985 and is currently the Chief Executive Officer and President of the Company. He has a Bachelors degree in business administration from the University of Colorado. He was Vice President from 1987 until May 1994, when he was elected Chief Executive Officer and President. Jeffrey K. Daniel is the brother of Craig L. Daniel. Jeffrey K. Daniel has served as a director of the Company since January 1988 and is a nominee for director of the Company.

MICHAEL A. ZAHORIK joined the Company as its General Counsel in November 1994. In June 1995, Mr. Zahorik became Vice President of the Company, and in July 1996, became Executive Vice President and Secretary of the Company, and in January 1998, became Chief Operating Officer of the Company. Mr. Zahorik has a Bachelors Degree from the University of Colorado and a Juris Doctorate from the University of Denver. Prior to his employment with the Company, Mr. Zahorik was senior litigation and corporate counsel for McGeady Sisneros & Wollins, P.C., in Denver, Colorado. Mr. Zahorik is admitted to practice law in Colorado, Texas, and other Federal districts and circuits.

DAVID M. SALLEAN joined the Company as its Chief Financial Officer in March 1999. Mr. Sallean has a Bachelors degree from Southwest Texas State University and is a Certified Public Accountant. Prior to his employment with the Company, Mr. Sallean was employed by Stewart Title Guaranty Company from June 1988 through March 1999, most recently as Controller of National Title Services.

CRAIG L. DANIEL has been a full time employee of Omni since April, 1989, and is currently Vice President-Manufacturing for the Company, Managing Director of Omni Resources, Limited and General Manager of Shanghai Omni Gear Company, Limited. Craig L. Daniel is the brother of Jeffrey K. Daniel. Craig L. Daniel has served as a director of the Company since December 1993 and is a nominee for director of the Company.

JAMES L. DAVIS provides financial advice to mid-sized companies through Waterford Capital, Inc., a financial services firm he has owned since 1988. Before founding Waterford Capital, Inc., Mr. Davis was a partner at the accounting firm of Deloitte & Touche. From September 1991 through December 1995, Mr. Davis was a director of Entourage International, Inc., a skin care products company. Mr. Davis has a Bachelor of Business Administration degree from Texas Tech University and is a Certified Public Accountant. Mr. Davis has served as a director of the Company since December 1996 and is a nominee for director of the Company.

JOHN F. LILLICROP is President and Chief Executive Officer of OECO Corporation ("OECO"), a defense and aerospace electronics manufacturer in Portland, Oregon. From April 1994 through March 1996, Mr. Lillicrop was Senior Vice President of investment banking at Black and Company, Inc. in Portland, Oregon. From December 1990 through April 1994, Mr. Lillicrop was Chairman of Springtime, Inc. I, a wholesale grower of nursery products in Hillsboro, Oregon. Mr. Lillicrop is a director of OECO, Black and Company, Inc., Tycom Corporation, and Springtime, Inc. I. He is a graduate of the University of Colorado and received his EMBA from the Peter Drucker Graduate Management Center of the Claremont Graduate School. Mr. Lillicrop has served as a director of the Company since December 1996 and is a nominee for director of the Company.

W. WAYNE PATTERSON is President of HWG Capital, L.L.C. and a principal shareholder of Harris Webb & Garrison, Inc. Mr. Patterson also serves as Chairman of the Board of Integrated Service and Industrial Supply, a consolidator of industrial distribution companies and of U.S Graphics Industries. Mr. Patterson was formerly the Chairman, CEO and founder of Texas Micro Systems, a manufacturer of computers primarily for the telecommunications industry. Mr. Patterson also served as Chairman and CEO of BriskHeat Corporation, a manufacturer of thermal management products to the laboratory, aerospace and semiconductor industries. Prior to founding Texas Micro and BriskHeat in 1989, Mr. Patterson served as Executive Vice President of Keystone International, Inc., a NYSE listed manufacturer of flow control products. In this position, he led Keystone's merger and acquisition activities in addition to his operational responsibilities. Mr. Patterson continued to serve as Director and Chairman of the Audit Committee of Keystone until its merger with TYCO in August of 1997. Mr. Patterson holds BBA and LLD degrees from the University of Texas, is a CPA and a member of the Texas State Bar. Mr. Patterson has served as a director of the Company since January 1998 and is a nominee for director of the Company.

                           COMPENSATION OF MANAGEMENT

  Neither Jeffrey K. Daniel, Craig L. Daniel, Michael A. Zahorik nor David Sallean are parties to any employment contract that is not terminable at will or which entitles them to bonuses or payments upon change of control, termination of employment or the like.

                                        SUMMARY COMPENSATION TABLE

                                 Annual Compensation                  Long Term Compensation
                            ------------------------------     -------------------------------------
                                                                                Awards                Payouts
                                                                        ----------------------------  --------
                                                               Restricted    Securities
Name and                                      Other Annual       Stock       Underlying      LTIP        All Other
Position             Year   Salary   Bonus    Compensation       Awards     Options/ SARs    Payouts   Compensation
--------             ----   ------   -----    ------------     ----------   -------------    -------   ------------

Jeffrey K. Daniel
President & CEO      1997   76,500    ---         ---             ---         136,000*         ---          ---
                     1998   76,500    ---         ---             ---           ---            ---          ---
                     1999   76,500    ---         ---             ---           ---            ---          ---

Craig L. Daniel
Vice President-      1997   76,500    ---         ---             ---         136,000*         ---          ---
Manufacturing        1998   76,500    ---         ---             ---           ---            ---          ---
                     1999   76,500    ---         ---             ---           ---            ---          ---

Michael A. Zahorik
Executive Vice
President, COO &     1997   68,500    ---         ---             ---         68,000*          ---          ---
Gen. Counsel         1998   68,500    ---         ---             ---           ---            ---          ---
                     1999   73,250    ---         ---             ---           ---            ---          ---

David M. Sallean
CFO                  1997    ---      ---         ---             ---           ---            ---          ---
                     1998    ---      ---         ---             ---           ---            ---          ---
                     1999   70,000    ---         ---             ---         30,000**         ---          ---

No other executive  officer's annual salary or bonus exceeded  $100,000 for any of the three most recent fiscal years ended June 30, 1999.
--------------------------------

* On June 6, 1997, under the 1996 ISOP, Jeffrey K. Daniel and Craig L. Daniel were granted additional options to purchase 136,000 shares of Common Stock and Michael A. Zahorik was granted additional options to purchase 68,000 shares of Common Stock. These grants are at an exercise price of $1.00 and vest 100% three (3) years from date of grant. SEE "STOCK OPTION PLANS" below.

** On March 8, 1999, under the 1996 ISOP, David M. Sallean was granted options to purchase 30,000 shares of Common Stock. These grants are at an exercise price of $1.188 and vest 100% three (3) years from date of grant. SEE "STOCK OPTION PLANS" below.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               Individual Grants


                          Number of Securities          Percent of Total Options/       Exercise
                           Underlying Options/          SARs Granted to Employees        or Base         Expiration
Name                          Sars Granted                    in Fiscal Year              Price             Date
----                          ------------                    --------------              -----             ----
Jeffrey K. Daniel
President & CEO                   -0-                              N/A                     N/A              N/A

Craig L. Daniel
Vice President-
Manufacturing                     -0-                              N/A                     N/A              N/A

Michael A. Zahorik
Exec. Vice President, Chief
Operating Officer & General
Counsel                           -0-                              N/A                     N/A              N/A

David M. Sallean
Chief Financial Officer         30,000                            66.6%                   $1.188          03/08/09

---------------------------


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                             Value of Unexercised
                                                          Number of Unexercised             in-the-money Options/
                        Shares Acquired      Value       Options/SARs at FY-End (1)          SARs at FY-End (2)
Name                      On Exercise       Realized     Exercisable/unexercisable        Exercisable/unexercisable
----                      -----------       --------     -------------------------        -------------------------
Jeffrey K. Daniel
President & CEO                N/A            N/A                296,000                          $111,000
                                                                 -------                          --------
                                                              160,000/136,000                 $60,000/$51,000

Craig L. Daniel
Vice President-
   Manufacturing               N/A            N/A                296,000                          $111,000
                                                                 -------                          --------
                                                              160,000/136,000                 $60,000/$51,000
Michael A. Zahorik
Exec. Vice President &
   General Counsel             N/A            N/A                138,000                           $51,750
                                                                 -------                           -------
                                                               70,000/68,000                   $26,250/$25,500

David M. Sallean                                                  30,000                            $7,710
Chief Financial Officer                                           ------                            ------
                               N/A            N/A               -0-/30,000                        -0-/$7,710

------------------------

N/A Not applicable; No options were exercised during the fiscal year ended June 30, 1999.
(1) Indicates number of options exercisable and unexercisable as of June 30, 1999.
(2) Based upon closing price of Common stock at June 30, 1999 of $1.375.

STOCK OPTION PLANS

                  The Company maintains a 1994 Non-Qualified Stock Option Plan (the "1994 NQSOP") and a 1996 Incentive Stock Option Plan (the "1996 ISOP"). The NQSOP covers 600,000 shares of Common Stock and the 1996 ISOP covers 900,000 shares of Common Stock. The purpose of the NQSOP and 1996 ISOP is to offer eligible employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interests in the Company and provide additional incentive to contribute to its performance and growth.

         On June 6, 1997, the Board, upon recommendation from the Compensation Committee, repriced all options granted and existing to current Company employees under the 1996 ISOP and NQSOP from $4.00 per share to $1.00 per share. The repriced options vest 50% twelve (12) months from date of grant and 50% twenty-four (24) months from date of grant.

          On June 6, 1997, the Board, upon recommendation of the Compensation Committee, granted options to purchase 136,000 shares of Common Stock at $1.00 per share to each Jeffrey K. Daniel and Craig L Daniel, and granted options to purchase 68,000 shares of Common Stock at $1.00 per share to Michael A. Zahorik, all such options to vest three years from date of grant.

          On January 25, 1999, the Board granted 10,000 options to purchase Company Common Stock at $1.625 per share to James L. Davis, John F. Lillicrop, and W. Wayne Patterson. All director options were immediately vested.

          On March 8, 1999, under the 1996 ISOP, David M. Sallean was granted options to purchase 30,000 shares of Common Stock. These grants are at an exercise price of $1.188 and vest 100% three (3) years from date of grant.

                        TEN-YEAR OPTIONS/SAR REPRICINGS

                                    Number of                                                         Length
                                    Securities          Market            Exercise                    of Original
                                    Underlying          Price of Stock    Price of Stock              Option Term
                                    Options/SARs        at Time of        at Time of       New        Remaining at
                                    Repriced or         Repricing or      Repricing or     Exercise   Date of
Name                       Date     Amended             Amendment         Amendment        Price      Repricing
----                       ----     -------             ---------         ---------        -----      ---------
Jeffrey K. Daniel          6/6/97   160,000             $0.75             $4.00            $1.00      9 years
Craig L. Daniel            6/6/97   160,000             $0.75             $4.00            $1.00      9 years
Michael A. Zahorik         6/6/97    70,000             $0.75             $4.00            $1.00      9 years


COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

   The repricing reflected in the above table was implemented in 1996 on the recommendation of the Compensation Committee in place at that time to conform the options to prevailing market prices and provide an incentive for which the options were designed.

OTHER COMPENSATION

     The Company has paid no bonuses to its executive officers. The Company has a group medical plan which provides medical and hospital benefits and term life insurance to its employees, including its officers, at no cost to the employee. Jeffrey K. Daniel and Craig L. Daniel are not compensated as directors.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

EDWARD L DANIEL AND AFFILIATES

         From time to time, the Company has been a party to various transactions with Edward L. Daniel ("Edward Daniel"), Joan J. Daniel ("Joan Daniel") and certain affiliates ("Affiliates")(collectively, Edward Daniel, Joan Daniel and Affiliates will be referred to as "Daniel"). The Company and Daniel had a series of disputes regarding the validity of certain agreements between the parties. As a result of such disputes, the Company and Daniel have entered into a Mutual Release and Settlement Agreement, effective June 30, 1997 (the "Agreement") which supersedes and replaces all prior negotiations, statements and agreements of the parties.

         Under the terms of the Agreement, (1) the Company was released from any obligation under the Equity Contract Notes ("ECN") in the principle amount of $918,304, together with accrued interest in the amount of $222,516;
(2) Daniel transferred to the Company all 10,180 Preferred B shares; (3) Daniel released the Company from any accrued dividends under the Preferred B shares; (4) Daniel transferred all warrant holdings consisting of 656,101 A Warrants and 656,101 B Warrants; and (5) released the Company from any obligation to pay $20,000 per month in consulting fees through December 1999.

         Upon execution of the Agreement, the Company (a) paid Edward Daniel and Joan Daniel $35,000; (b) released a note receivable from an affiliate of Edward Daniel, Daniel Development Corporation (the "DDC Receivable") in the principle amount of $853,397, together with accrued interest thereon in the amount of $208,310; (c) cancelled an account receivable in the amount of $63,199 from LaPlante Compressor Company ("LaPlante"), an affiliate of Edward Daniel; and (d) issued Edward Daniel and Joan Daniel 750,000 shares of Common Stock, which shares could not be voted by Daniel until August 1999. The Company granted Edward Daniel and Joan Daniel demand registration and piggyback rights through 2001 subject to certain conditions and limitations set forth in the Registration Rights Agreement executed in connection with the Agreement. Under the Agreement, the Company paid Daniel $20,000 per month for twelve months through July 1998.

         As a result of the Agreement, Edward Daniel and Joan Daniel own 1,054,136 shares of Company Common Stock (including 750,000 shares of Common Stock delivered under the Agreement).

         LEASE OF REAL PROPERTY. The Company leased its Houston facility from Daniel Development Corporation ("DDC"), a Washington partnership controlled by Edward L. Daniel and Joan J. Daniel at $8,000 per month through March 1998. The Company made aggregate lease payments to DDC of $72,000 in 1998. On March 6, 1998, effective April 1, 1998, the building was sold to Phenix Investment Company, a real estate investment company located in Houston Texas. Phenix Investment Company is not affiliated with Daniel Development Corporation, Edward L. Daniel or Joan J. Daniel. The terms of the lease were not changed as a result of the sale.

         ESTATE OF MRS. JANE DANIEL

         In November 1993, The Company borrowed $200,000 from Mrs. Jane Daniel (now deceased), Edward Daniel's mother and a shareholder. The loan was an unsecured note that was fully paid during the fiscal year ended June 30, 1998.

                              SECURITY OWNERSHIP

CAPITALIZATION

         The Company's currently authorized equity securities are as follows:
(i) 150,000,000 shares of Common Stock, par value $.004995 per share, (ii) 2,312,773 Class A Common Stock Purchase Warrants ("Class A Warrants"); and
(iii) 1,362,473 Class B Common Stock Purchase Warrants ("Class B Warrants").

         As of October 1, 1999, the Company had outstanding 3,623,092 shares of Common Stock and Class B Warrants to purchase 706,372 shares of Common Stock.

         On or about September 6, 1997, the Company cancelled all previously authorized and outstanding Series A Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock.

         CLASS A AND B WARRANTS. There are 706,372 Class B Warrants to purchase Common Stock. The Class B Warrants may be exercised at any time between 90 days after issuance and March 15, 2001, at $6.00 per share. The Class A Warrants to purchase 946,565 shares of Common Stock, which were exercisable by the holder thereof at any time between 90 days after issuance and March 15, 1999, at $4.00 per share, expired on March 15, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the close of business on June 30, 1999, by each person who is known to the Company to be a beneficial owner of 5% or more of the Common Stock, by each current and Nominee director, and by all directors and executive officers as a group.

                                                                   Amount and Nature
                                                                     Of Beneficial
Name and Address of Beneficial Owner                                   Ownership            Percent of Class(1)
------------------------------------                                   ---------            ----------------
Edward L. Daniel (4)                                                    527,068                  15.0%
Joan J. Daniel (4)                                                      527,068                  15.0%
Jeffrey K. Daniel (2)(6)                                                210,550                   4.5%
Craig L. Daniel (2)(7)                                                  238,411                   5.0%
Michael A. Zahorik (2)(8)                                               121,715                   2.6%
David M. Sallean (2)(11)                                                  5,000                     *
Websters Publishing, Ltd. (3)                                           351,321                   8.3%
James L. Davis (5)                                                       50,000                   1.0%
John F. Lillicrop (9)                                                    60,000                   1.3%
W. Wayne Patterson (10)                                                  30,000                     *
Executive Officers and
Directors as a Group                                                    715,676                  15.2%
* less than 1% of the total number of shares outstanding

-------------------------------

(1)  Based upon 3,523,092 shares of Common Stock outstanding as of June 30,
     1999.
(2)  The address for all officers is 7502 Mesa Road, Houston, Texas 77028.
(3) Includes 245,006 shares purchasable under B Warrants exercisable within 60 days at $6.00 per share. The address of such beneficial owner is Caroline Center, 10th Floor, 28 Yun Ping Road, Causeway Bay, Hong Kong.
(4) The address for such beneficial owner is 2476 Bolsover, #626, Houston, Texas 77005.
(5) Includes 40,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 10,000 shares purchasable under options exercisable within 60 days at $1.625 per share. The address of such beneficial owner is One Park Ten Place, Suite 340, Houston, Texas 77084.
(6) Includes 160,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 3,763 shares held in street name and 770 shares held of record by the Jeffrey K. Daniel Individual Retirement Account, a self-directed IRA and 9,254 shares purchased through the Company's 401(k) plan.
(7) Includes 160,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 6,800 shares held of record by the Craig L. Daniel Individual Retirement Account, a self-directed IRA.
(8) Includes 70,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 21,900 shares held of record by the Michael A. Zahorik Individual Retirement Account, a self-directed IRA and 7,315 shares purchased through the Company's 401(k) plan.
(9) Includes 40,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 10,000 shares purchasable under options exercisable within 60 days at $1.625 per share. Owned jointly with Stella J. Lillicrop. The address of such beneficial owners is 1220 Skyland Drive, Lake Oswego, Oregon 97034.
(11) Includes 20,000 shares purchasable under options exercisable within 60 days at $1.00 per share and 10,000 shares purchasable under options exercisable within 60 days at $1.625 per share. The address of such beneficial owner is 5599 San Felipe, Suite 301, Houston, Texas 77056.
(11) Includes 5,000 shares held of record by the David M. Sallean Individual Retirement Account, a self-directed IRA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission relating to transactions and holdings in the Company Common Stock. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the most recent fiscal year, the Company is not aware of any failure to file such forms on a timely basis.

                                  PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF PRINCIPAL AUDITORS

   The Board of Directors has appointed Harper & Pearson Company ("Harper & Pearson") as the Company's independent auditors to examine the Company's financial statements for the fiscal year ending June 30, 2000, subject to the ratification of such selection by the shareholders at the Annual Meeting. Harper & Pearson has acted as the Company's independent auditors since November 1993 and audited the Company's financial statements for the year ended June 30, 1999, which are included as part of the Company's Annual Report on Form 10-KSB delivered with this Proxy Statement.

   The Board of Directors recommends that the shareholders vote the ratification of the selection of Harper & Pearson as the independent auditors of the Company for the fiscal year ending June 30, 2000. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy is necessary for ratification. Ratification is not required nor does it prevent the Board from selecting different auditors; however, the Board is submitting this matter to the shareholders in order to enhance their participation in this aspect of the Company's affairs. If the shareholders do not ratify the selection of Harper & Pearson as the Company's independent auditors, the Board will reconsider the selection.

   Representatives of Harper & Pearson are not expected to attend the Annual Meeting.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

         YEAR 2000

         The Company is in the process of identifying internal software and imbedded technology Year 2000 risks. The Company has performed internal test operations using dates subsequent to Year 2000 (specifically, the Company's financial and inventory systems) and is in the process of testing and evaluating its computer operated machinery and facilities equipment and has not encountered problems which are material to the Company's operations. The Company anticipates the completion of the identification, evaluation and verification process to be completed by October 31, 1999.

         The Company has tested and has requested, and in some instances, received written assurances from its software and hardware vendors and key suppliers in its efforts to achieve Year 2000 compliance. Where such vendors or key suppliers are unable to verify their readiness to the Company's satisfaction, the Company plans to consider alternative or contingent vendors or suppliers. The Company has spent approximately $15,000 to date to assure Year 2000 compliance and expects to spend approximately $10,000 in upgrades over the second and third quarter of the calendar year.

         As a result of the Company's year 2000 assessment, the Company has not encountered problems which have not already been addressed or that would have a material effect on the Company's business, results of operations, or financial condition. However, to the extent the Company, or third parties upon which it relies, does not achieve Year 2000 readiness in a timely manner, the Company's financial position, cash flow or results of operations may be adversely affected.

         SHAREHOLDER PROPOSALS

         Shareholder proposals intended for inclusion in the proxy statement for the next Annual Meeting must be received by the Company by March 31, 2000, and should be sent to Michael A. Zahorik, Secretary of the Company, at the address stated on the first page of this proxy statement.

         As of the date of this proxy statement, the Board of Directors of Omni knows of no matter, other than the election of directors, and the ratification of the selection of independent public accountants, to come before the meeting. If any other matter should properly come before the meeting, it is the intention of the persons named on the accompanying form of proxy to vote such proxy in accordance with their judgment in such matter.

                                   By order of the Board of Directors,

                                   JEFFREY K. DANIEL
                                   President and Chief Executive Officer

Dated: October 11, 1999

A COPY OF THE OMNI U.S.A., INC. ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS SCHEDULES, IS AVAILABLE WITHOUT CHARGE TO INTERESTED SECURITY HOLDERS UPON WRITTEN REQUEST. THE COMPANY WILL FURNISH ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT TO ANY SUCH PERSON ON REQUEST UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. PLEASE DIRECT INQUIRIES TO INVESTOR RELATIONS, OMNI U.S.A., INC., 7502 MESA ROAD, HOUSTON, TEXAS 77028.

--------------------------------------------------------------------------------

            YOUR PROXY IS IMPORTANT, PLEASE SIGN AND MAIL IT TODAY.

--------------------------------------------------------------------------------

PROXY                            OMNI USA, INC.
                                 7502 MESA ROAD
                              HOUSTON, TEXAS 77028
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Jeffrey K. Daniel and Craig L. Daniel, or either of them, as Proxies, each with the full power of substitution, to vote at the Annual Meeting of Shareholders to be held on November 22, 1999, or any adjournment thereof, all the shares of stock of Omni USA, Inc. ("Omni") held of record by the undersigned on October 1, 1999, upon the matters described on the reverse side of this card, all in accordance with and as more fully described in the accompanying Notice and Proxy Statement for the Annual Meeting. By signing and returning this Proxy, the undersigned hereby revokes all proxies previously given with respect to the Annual Meeting.

    This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made on the reverse side hereof, this Proxy will be voted FOR the Proposals described on the reverse side hereof. In addition, this Proxy will be exercised, if either of the Proxies named above so elects in his discretion, to vote (i) for the election of any person to replace a nominee named above who is unable to serve or will not serve, (ii) on any other matter as may properly come before the shareholders at the Annual Meeting, and (iii) on matters incident to the conduct of the Annual Meeting. As of October 1, 1999, the Proxies are not aware of any other matters to be presented to the shareholders at the Annual Meeting.

    The Board of Directors recommends a vote FOR the Proposals set forth on the reverse side.

NOMINEES FOR BOARD OF DIRECTORS.         / / For all Nominees    / / Against all
Nominees    / / Withhold Authority

Mr. Jeffrey K. Daniel
Mr. Craig L. Daniel
Mr. James L. Davis      To vote against a particular Nominee, strike through his name; to withhold authority
Mr. John F. Lillicrop   to vote with respect to a particular Nominee, write his name in space below.
Mr. W. Wayne Patterson

RATIFY HARPER & PEARSON AS AUDITORS.           / / For      / / Against      / /
Abstain

    Please sign this Proxy as your name appears below, date it and promptly return it whether or not you plan to attend the Meeting. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

                                                                           ------------------------------------------------
                                                                                                                  Signature
                                                                           ------------------------------------------------
                                                                                                                   Capacity
                                                                           Dated: -----------------------------------------